SENSATA TECHNOLOGIES REPORTS FOURTH QUARTER
AND FULL YEAR 2020 FINANCIAL RESULTS

Company provides First Quarter and Full Year 2021 Financial Guidance
Swindon, United Kingdom – February 2, 2021 - Sensata Technologies (NYSE: ST), a global industrial technology company and leading provider of sensor-rich solutions that create insights for customers, today announced financial results for its fourth quarter and full year ended December 31, 2020.
Operating results for the fourth quarter of 2020 compared to the fourth quarter of 2019 and the third quarter of 2020 are summarized below. These results include non-GAAP financial measures, each of which is defined and reconciled to the most directly comparable GAAP measure later in this press release.
Revenue:
•Revenue was $906.5 million, an increase of $59.8 million, or 7.1%, compared to $846.7 million in the fourth quarter of 2019.
•Revenue increased 5.3% from the fourth quarter of 2019 on an organic basis, which excludes a 1.8% increase from foreign currency exchange rates versus the prior year period.
•Revenue increased 15.0% from the third quarter of 2020 on a reported basis.
Operating income:
•Operating income was $154.2 million (17.0% of revenue), an increase of $33.4 million, or 27.7%, compared to operating income of $120.7 million (14.3% of revenue) in the fourth quarter of 2019 and an increase of 21.5% compared to operating income of $126.8 million (16.1% of revenue) in the third quarter of 2020.
•Adjusted operating income was $195.6 million (21.6% of revenue), an increase of $3.1 million, or 1.6%, compared to adjusted operating income of $192.5 million (22.7% of revenue) in the fourth quarter of 2019. Adjusted operating income increased $40.8 million, or 26.4%, sequentially from $154.8 million (19.6% of revenue) in the third quarter of 2020.
Earnings per share:
•Earnings per share was $0.77, an increase of 126.5% compared to earnings per share of $0.34 in the fourth quarter of 2019 and an increase of $0.28, or 57.1%, compared to earnings per share of $0.49 in the third quarter of 2020.
•Adjusted earnings per share was $0.85, a decrease of (4.5%) compared to adjusted earnings per share of $0.89 in the fourth quarter of 2019 but an increase of 28.8% compared to adjusted earnings per share of $0.66 in the third quarter of 2020.
•Changes in foreign currency exchange rates increased Sensata's adjusted earnings per share by $0.05 in the fourth quarter of 2020 compared to the prior year period.

"The fourth quarter results reflect a meaningful return to growth across our automotive, heavy vehicle and industrial markets. Beyond improvements in end markets, Sensata's growth outpaced the automotive market by 970 basis points and the heavy vehicle market by 990 basis points during the quarter,” said Jeff Cote, CEO and President of Sensata. "While 2020 posed challenges across the world, we are pleased with how quickly and effectively we adapted to evolving conditions, clearly positioning Sensata to benefit from the recovery. We are continuing to execute on our long-term growth strategy as evidenced by the recent acquisition of Lithium Balance in Electrification, adding a key core competence in Battery Management Systems to Sensata's extensive capabilities."

Full Year Ended December 31, 2020
Operating results for the full year ended December 31, 2020 compared to the full year ended December 31, 2019 are summarized below. These results include non-GAAP financial measures, each of which is defined and reconciled to the most directly comparable GAAP measure later in this press release.
Revenue:
•Revenue was $3,045.6 million, a decrease of ($405.1) million, or (11.7%), compared to $3,450.6 million in 2019.
•Revenue declined (11.9%) from 2019 on an organic basis, which excludes a 0.2% increase from foreign currency exchange rates versus the prior year.
Operating income:
•Operating income was $337.7 million (11.1% of revenue), a decrease of ($219.1) million, or (39.4%), compared to operating income of $556.9 million (16.1% of revenue) in 2019.
•Adjusted operating income was $562.1 million (18.5% of revenue), a decrease of ($223.6) million, or (28.5%), compared to adjusted operating income of $785.7 million (22.8% of revenue) in 2019.
Earnings per share:
•Earnings per share was $1.04, a decrease of (40.6%) compared to earnings per share of $1.75 in 2019.
•Adjusted earnings per share was $2.21, a decrease of (37.9%) compared to adjusted earnings per share of $3.56 in 2019.
•Changes in foreign currency exchange rates increased Sensata's adjusted earnings per share by $0.14 in 2020 compared to the prior year.
Sensata generated $559.8 million of operating cash flow in 2020, compared to $619.6 million in the prior year. The Company's free cash flow totaled $453.1 million in 2020 compared to $458.3 million in the prior year.

Segment Performance

	For the three months ended December 31,		For the full year ended December 31,
$ in 000s	2020	2019	2020	2019
Performance Sensing
Revenue	$688,978	$632,879	$2,223,810	$2,546,016
Operating income*	$185,101	$171,488	$532,529	$670,470
% of Performance Sensing revenue	26.9%	27.1%	23.9%	26.3%

Sensing Solutions
Revenue	$217,513	$213,812	$821,768	$904,615
Operating income*	$70,673	$69,141	$241,218	$293,967
% of Sensing Solutions revenue	32.5%	32.3%	29.4%	32.5%
*    Includes adjustments for reclassification of Megatrend growth spend to corporate and other.
Guidance
"Sensata delivered strong financial performance in the fourth quarter, posting 15.0% revenue growth and 26.4% adjusted operating income growth from the third quarter," said Paul Vasington, EVP and CFO of Sensata. "Sensata generated record free cash flow of $240 million in the fourth quarter, driven by strong earnings recovery, working capital management, and Capital Expenditure controls. For the first quarter of 2021, we expect revenue of $875 to $915 million and adjusted EPS of $0.67 to $0.77."

Fiscal Year 2021 Guidance
$ in millions, except EPS	FY-21 Guidance	FY-20	Y/Y Change
Revenue	$3,425 - $3,575	$3,045.6	12% - 17%
organic growth			10% - 15%
Adjusted Operating Income	$695 - $755	$562.1	24% - 34%
Adjusted Net Income	$488 - $544	$349.2	40% - 56%
Adjusted EPS	$3.06 - $3.42	$2.21	38% - 55%
Versus the prior year period, Sensata expects that changes in foreign currency exchange rates will increase revenues by approximately $64 million at the midpoint and will have minimal impact on adjusted earnings per share for the full year 2021.

Q1 2021 Guidance
$ in millions, except EPS	Q1-21 Guidance	Q1-20	Y/Y Change
Revenue	$875 - $915	$774.3	13% - 18%
organic growth			11% - 16%
Adjusted Operating Income	$166 - $182	$136.7	21% - 33%
Adjusted Net Income	$106 - $122	$83.2	27% - 47%
Adjusted EPS	$0.67 - $0.77	$0.53	26% - 45%

Versus the prior year period, Sensata expects that changes in foreign currency exchange rates will increase revenues by approximately $17 million at the midpoint and will decrease adjusted earnings per share by approximately ($0.01) in the first quarter of 2021.

Conference Call and Webcast
Sensata will conduct a conference call today at 8:00 AM eastern time to discuss its fourth quarter and full year 2020 financial results and its outlook for the first quarter and full year 2021. The dial-in numbers for the call are 1-844-784-1726 or +1-412-380-7411. Callers should reference the "Sensata Q4 2020 Financial Results Conference Call." A live webcast and a replay of the conference call will also be available on the investor relations page of Sensata’s website at http://investors.sensata.com. Additionally, a replay of the call will be available until February 9, 2021. To access the replay, dial 1-877-344-7529 or 1-412-317-0088 and enter confirmation code: 10151035.
About Sensata Technologies
Sensata Technologies is a leading industrial technology company that develops sensors, sensor-based solutions, including controllers and software, and other mission-critical products to create valuable business insights for customers and end users. For more than 100 years, Sensata has provided a wide range of customized, sensor-rich solutions that address complex engineering requirements to help customers solve difficult challenges in the automotive, heavy vehicle & off-road, industrial and aerospace industries. With more than 19,000 employees and operations in 12 countries, Sensata’s solutions help to make products safer, cleaner and more efficient, more electrified, and more connected. For more information, please visit Sensata’s website at www.sensata.com.
Non-GAAP Financial Measures
We supplement the reporting of our financial information determined in accordance with U.S. generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measures. We use these non-GAAP financial measures internally to make operating and strategic decisions, including the preparation of our annual operating plan, evaluation of our overall business performance, and as a factor in determining compensation for certain employees. We believe presenting non-GAAP financial measures is useful for period-over-period comparisons of underlying business trends and our ongoing business performance. We also believe presenting these non-GAAP measures provides additional transparency into how management evaluates the business.
Non-GAAP financial measures should be considered as supplemental in nature and are not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with U.S. GAAP. In addition, our non-GAAP financial measures may not be the same as, or comparable to, similar non-GAAP measures presented by other companies.
The non-GAAP financial measures referenced by Sensata in this release include: adjusted net income, adjusted earnings per share (“EPS”), adjusted operating income, adjusted operating margin, free cash flow, organic revenue growth, and segment operating margin measured on a constant currency basis. We also refer to changes in certain non-GAAP measures, usually reported either as a percentage or number of basis points, between two periods and measured on either a reported, constant currency, or an organic basis, the latter of which excludes the net impact of acquisitions and divestitures for the 12-month period following the respective transaction date(s) and the effect of foreign currency exchange rate differences between the comparative periods. Such changes are also considered non-GAAP measures.

Adjusted net income is defined as net income, determined in accordance with U.S. GAAP, excluding certain non-GAAP adjustments which are described in the accompanying reconciliation tables. Adjusted EPS is calculated by dividing adjusted net income by the number of diluted weighted-average ordinary shares outstanding in the period. We believe that these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Adjusted operating income is defined as operating income, determined in accordance with U.S. GAAP, excluding certain non-GAAP adjustments which are described in the accompanying reconciliation tables. Adjusted operating margin is calculated by dividing adjusted operating income by net revenue. We believe that these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Free cash flow is defined as net cash provided by operating activities, determined in accordance with U.S. GAAP, less additions to property, plant and equipment and capitalized software. We believe that this measure is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to fund acquisitions, repurchase ordinary shares, or for the accelerated repayment of debt obligations.
Organic revenue growth is defined as the reported percentage change in net revenue calculated in accordance with U.S. GAAP, excluding the period-over-period impact of foreign exchange rate differences as well as the net impact of acquisitions and divestitures for the 12-month period following the respective transaction date(s). We believe that this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Safe Harbor Statement
This earnings release contains "forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995, which relate to future events and are subject to risks and uncertainties. The forward-looking statements, which address the Company’s expected business and financial performance and financial condition, among other matters, may contain words or phrases such as: “believe,” “continue,” “expect,” “look ahead,” “predict,” or “will,” and other words and phrases of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected earnings, revenues, growth, liquidity or other financial matters, together with any statements related in any way to the COVID-19 pandemic including its impact on the Company. Although the Company believes the expectations reflected in its forward-looking statements are based upon reasonable assumptions, no assurance can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results, or other expectations expressed in this earnings release, including, without limitation, the following: future risks and existing uncertainties associated with the COVID-19 pandemic, which continues to have a significant adverse impact on our operations including, depending on the specific location, full or partial shutdowns of our facilities as mandated by government decree, government actions limiting our ability to adjust certain costs, significant travel restrictions, “work-from-home” orders, limited availability of our workforce, supplier constraints, supply chain interruptions, logistics challenges and limitations, and reduced demand from certain customers; uncertainties associated with a protracted economic slowdown that could negatively affect the financial condition of our customers and suppliers; uncertainties and volatility in the global capital markets; political, economic, military and other risks in countries outside of the United States; the impact of general economic conditions, geopolitical conditions and U.S. trade policies, legislation, trade disputes, treaties and tariffs, including those affecting China, on the Company’s business operations; risks associated with the improper conduct by any of our employees, customers, suppliers, distributors or any other business partners which could impair our business reputation and financial results and could result in our non-compliance with anti-corruption laws and regulations of the U.S. government and various foreign jurisdictions; changes in exchange rates of the various currencies in which the Company conducts business; the Company’s ability to obtain a consistent supply of materials, at stable pricing levels; changes in defense expenditures in the military market, including the impact of reductions or changes in the defense budgets of U.S. and foreign governments; the Company’s ability to compete successfully on the basis of technology innovation, product quality and performance, price, customer service and delivery time; the Company’s ability to continue to conceive, design, manufacture and market new products and upon continuing market acceptance of its existing and future product lines; difficulties and unanticipated expenses in connection with purchasing and integrating newly acquired businesses, including the potential for the impairment of goodwill and other intangible assets; events beyond the Company’s control that could lead to an inability to meet its financial covenants under its credit arrangements; the Company’s ability to access the capital markets on favorable terms, including as a result of significant deterioration of general economic or capital market conditions, or as a result of a downgrade in the Company’s credit rating; changes in interest rates; governmental export and import controls that certain of our products may be subject to, including export licensing, customs regulations, economic sanctions or other laws; cybersecurity threats or incidents that could arise on our information technology systems that could disrupt business operations and adversely impact our reputation and operating results and potentially lead to litigation and/or governmental investigations; changes in fiscal and tax policies, audits and examinations by taxing authorities, laws, regulations and guidance in the United States and foreign jurisdictions; any difficulties in protecting the Company’s intellectual property rights; and litigation, customer claims, product recalls, governmental investigations, criminal liability or environmental matters. In addition, the extent to which the COVID-19 pandemic will continue to impact our business and financial results going forward will be dependent on future developments such as the length and severity of the crisis, the potential resurgence of the crisis, future government actions in response to the crisis and the overall impact of the COVID-19 pandemic on the global economy and capital markets, among many other factors, all of which remain highly uncertain and unpredictable.

A further description of these uncertainties and other risks can be found in the Company's 2019 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and the Company’s other reports filed with the SEC. Copies of our filings are available from our Investor Relations department or from the SEC website, www.sec.gov.

SENSATA TECHNOLOGIES HOLDING PLC
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	For the three months ended December 31,		For the full year ended December 31,
	2020	2019	2020	2019
Net revenue	$906,491	$846,691	$3,045,578	$3,450,631
Operating costs and expenses:
Cost of revenue	609,940	556,482	2,119,044	2,267,433
Research and development	33,314	38,455	131,429	148,425
Selling, general and administrative	77,027	70,709	294,725	281,442
Amortization of intangible assets	31,152	34,807	129,549	142,886
Restructuring and other charges, net	897	25,520	33,094	53,560
Total operating costs and expenses	752,330	725,973	2,707,841	2,893,746
Operating income	154,161	120,718	337,737	556,885
Interest expense, net	(47,417)	(40,137)	(171,757)	(158,554)
Other, net	1,172	17	(339)	(7,908)
Income before taxes	107,916	80,598	165,641	390,423
(Benefit from)/provision for income taxes	(13,751)	27,060	1,355	107,709
Net income	$121,667	$53,538	$164,286	$282,714

Net income per share:
Basic	$0.77	$0.34	$1.04	$1.76
Diluted	$0.77	$0.34	$1.04	$1.75

Weighted-average ordinary shares outstanding:
Basic	157,488	158,462	157,373	160,946
Diluted	158,567	159,564	158,134	161,968

SENSATA TECHNOLOGIES HOLDING PLC
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$1,861,980	$774,119
Accounts receivable, net of allowances	576,647	557,874
Inventories	451,005	506,678
Prepaid expenses and other current assets	90,340	126,981
Total current assets	2,979,972	1,965,652
Property, plant and equipment, net	803,825	830,998
Goodwill	3,111,349	3,093,598
Other intangible assets, net	691,549	770,904
Deferred income tax assets	84,785	21,150
Other assets	172,722	152,217
Total assets	$7,844,202	$6,834,519

Liabilities and shareholders’ equity
Current liabilities:
Current portion of long-term debt, finance lease and other financing obligations	$7,205	$6,918
Accounts payable	393,907	376,968
Income taxes payable	19,215	35,234
Accrued expenses and other current liabilities	324,830	215,626
Total current liabilities	745,157	634,746
Deferred income tax liabilities	259,857	251,033
Pension and other post-retirement benefit obligations	48,002	36,100
Finance lease and other financing obligations, less current portion	27,931	28,810
Long-term debt, net	3,963,747	3,219,885
Other long-term liabilities	94,022	90,190
Total liabilities	5,138,716	4,260,764
Total shareholders’ equity	2,705,486	2,573,755
Total liabilities and shareholders’ equity	$7,844,202	$6,834,519

SENSATA TECHNOLOGIES HOLDING PLC
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	For the full year ended December 31,
	2020	2019
Cash flows from operating activities:
Net Income	$164,286	$282,714
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	125,680	115,862
Amortization of debt issuance costs	6,854	7,804
Share-based compensation	19,125	18,757
Loss on debt financing	—	4,364
Amortization of intangible assets	129,549	142,886
Deferred income taxes	(44,900)	27,623
Unrealized loss on derivative instruments and other	4,709	30,292
Changes in operating assets and liabilities	154,472	(10,740)
Net cash provided by operating activities	559,775	619,562

Cash flows from investing activities:
Acquisitions, net of cash received	(64,432)	(32,465)
Additions to property, plant and equipment and capitalized software	(106,719)	(161,259)
Investments in debt and equity securities	(22,963)	(9,950)
Other	12,022	(5,103)
Net cash used in investing activities	(182,092)	(208,777)

Cash flows from financing activities:
Proceeds from exercise of stock options and issuance of ordinary shares	15,456	15,150
Payments of employee restricted stock tax withholdings	(2,911)	(6,990)
Proceeds from issuance of debt	1,150,000	450,000
Payments on debt	(408,913)	(464,605)
Payments to repurchase ordinary shares	(35,175)	(350,004)
Payments of debt and equity issuance costs	(8,279)	(10,050)
Net cash provided by/(used in) financing activities	710,178	(366,499)
Net change in cash and cash equivalents	1,087,861	44,286
Cash and cash equivalents, beginning of period	774,119	729,833
Cash and cash equivalents, end of period	$1,861,980	$774,119

Revenue by Business, Geography, and End Market (Unaudited)

(percent of total revenue)	Three months ended December 31,		Full year ended December 31,
	2020	2019	2020	2019
Performance Sensing	76.0%	74.7%	73.0%	73.8%
Sensing Solutions	24.0%	25.3%	27.0%	26.2%
Total	100.0%	100.0%	100.0%	100.0%

(percent of total revenue)	Three months ended December 31,		Full year ended December 31,
	2020	2019	2020	2019
Americas	37.6%	38.9%	39.3%	42.3%
Europe	27.2%	27.0%	26.8%	28.1%
Asia/Rest of World	35.2%	34.1%	33.9%	29.6%
Total	100.0%	100.0%	100.0%	100.0%

(percent of total revenue)	Three months ended December 31,		Full year ended December 31,
	2020	2019	2020	2019
Automotive*	60.4%	60.5%	57.5%	58.8%
Heavy vehicle and off-road	16.9%	15.4%	16.7%	16.2%
Industrial	9.9%	9.4%	11.0%	10.2%
Appliance and heating, ventilation and air-conditioning	5.9%	5.3%	6.2%	5.8%
Aerospace	3.9%	5.5%	4.5%	5.1%
All other	3.0%	3.9%	4.1%	3.9%
Total	100.0%	100.0%	100.0%	100.0%
*    Includes amounts reflected in the Sensing Solutions segment as follows: $12.3 million and $9.6 million of revenue in the three months ended December 31, 2020 and 2019, respectively, and $35.6 million and $42.4 million of revenue in the full year ended December 31, 2020 and 2019, respectively.
Market Outgrowth (Unaudited)

	For the three months ended December 31, 2020				For the full year ended December 31, 2020
	Reported Growth	Organic Growth	End Market Growth		Reported Growth	Organic Growth	End Market Growth
Automotive	6.5%	4.4%	0.1%	*	(13.6%)	(13.9%)	(18.5%)	*
Heavy vehicle and off-road	17.9%	16.2%	6.3%		(9.2%)	(9.2%)	(18.0%)
*    Excludes Toyota, adjusted for Sensata's geographic mix. Adjustments for inventory in the supply chain, not included here, are (5.4%) and (2.3%) for the three months and full year ended December 31, 2020, respectively.

GAAP to Non-GAAP Reconciliations
The following unaudited tables provide a reconciliation of the difference between each of the non-GAAP financial measures referenced herein and the most directly comparable U.S. GAAP financial measure. Amounts presented in these tables may not appear to recalculate due to the effect of rounding.
Operating income and margin, income tax, net income, and EPS

($ in thousands, except per share amounts)	For the three months ended December 31, 2020
	Operating Income	Operating Margin	Income Tax	Net Income	Diluted EPS
Reported (GAAP)	$154,161	17.0%	$(13,751)	$121,667	$0.77
Non-GAAP adjustments:
Restructuring related and other	8,379	0.9%	4,123	17,025	0.11
Financing and other transaction costs	1,014	0.1%	—	(832)	(0.01)
Step-up depreciation and amortization	30,042	3.3%	—	30,042	0.19
Deferred loss/(gain) on derivative instruments	2,045	0.2%	—	(1,992)	(0.01)
Amortization of debt issuance costs	—	—%	—	1,828	0.01
Deferred taxes and other tax related	—	—%	(33,053)	(33,053)	(0.21)
Total adjustments	41,480	4.6%	(28,930)	13,018	0.08
Adjusted (non-GAAP)	$195,641	21.6%	$15,179	$134,685	$0.85

($ in thousands, except per share amounts)	For the three months ended December 31, 2019
	Operating Income	Operating Margin	Income Tax	Net Income	Diluted EPS
Reported (GAAP)	$120,718	14.3%	$27,060	$53,538	$0.34
Non-GAAP adjustments:
Restructuring related and other	17,000	2.0%	(343)	18,794	0.12
Financing and other transaction costs*	20,842	2.5%	—	20,842	0.13
Step-up depreciation and amortization	33,823	4.0%	—	33,823	0.21
Deferred loss/(gain) on derivative instruments	149	0.0%	—	(1,932)	(0.01)
Amortization of debt issuance costs	—	—%	—	2,231	0.01
Deferred taxes and other tax related	—	—%	14,403	14,403	0.09
Total adjustments	71,814	8.5%	14,060	88,161	0.55
Adjusted (non-GAAP)	$192,532	22.7%	$13,000	$141,699	$0.89
*    Includes $17.8 million of costs relating to the termination of an unfavorable long-term supplier agreement.

($ in thousands, except per share amounts)	For the full year ended December 31, 2020
	Operating Income	Operating Margin	Income Tax	Net Income	Diluted EPS
Reported (GAAP)	$337,737	11.1%	$1,355	$164,286	$1.04
Non-GAAP adjustments:
Restructuring related and other*	87,420	2.9%	(4,214)	93,803	0.59
Financing and other transaction costs	8,209	0.3%	—	6,363	0.04
Step-up depreciation and amortization	125,677	4.1%	—	125,677	0.79
Deferred loss/(gain) on derivative instruments	3,066	0.1%	—	(6,961)	(0.04)
Amortization of debt issuance costs	—	—%	—	6,854	0.04
Deferred taxes and other tax related	—	—%	(40,856)	(40,856)	(0.26)
Total adjustments	224,372	7.4%	(45,070)	184,880	1.17
Adjusted (non-GAAP)	$562,109	18.5%	$46,425	$349,166	$2.21
*    Includes a $29.6 million loss related to the September 2020 settlement of patent infringement litigation with Wasica and $30.2 million of charges related to the Q2 2020 Global Restructure Program. Refer to our third quarter 2020 Form 10-Q for additional information regarding the litigation and restructuring program.

($ in thousands, except per share amounts)	For the full year ended December 31, 2019
	Operating Income	Operating Margin	Income Tax	Net Income	Diluted EPS
Reported (GAAP)	$556,885	16.1%	$107,709	$282,714	$1.75
Non-GAAP adjustments:
Restructuring related and other	61,916	1.8%	(1,843)	62,210	0.38
Financing and other transaction costs*	28,911	0.8%	—	34,851	0.22
Step-up depreciation and amortization	139,587	4.0%	—	139,587	0.86
Deferred gain on derivative instruments	(1,604)	(0.0%)	—	(6,492)	(0.04)
Amortization of debt issuance costs	—	—%	—	7,804	0.05
Deferred taxes and other tax related	—	—%	55,242	55,242	0.34
Total adjustments	228,810	6.6%	53,399	293,202	1.81
Adjusted (non-GAAP)	$785,695	22.8%	$54,310	$575,916	$3.56
*    Includes $17.8 million of costs relating to the termination of an unfavorable long-term supplier agreement.

Non-GAAP Adjustments by location in statements of operations

($ in thousands)	Three months ended December 31,		Full year ended December 31,
	2020	2019	2020	2019

Cost of revenue (1)	$4,802	$7,577	$42,873	$25,115
Selling, general and administrative	6,262	5,618	25,490	14,048
Amortization of intangible assets	29,519	33,099	122,915	136,087
Restructuring and other charges, net (2)	897	25,520	33,094	53,560
Operating income adjustments	41,480	71,814	224,372	228,810
Interest expense, net	1,828	2,231	6,854	7,804
Other, net	(1,360)	56	(1,276)	3,189
(Benefit from)/provision for income taxes	(28,930)	14,060	(45,070)	53,399
Net income adjustments	$13,018	$88,161	$184,880	$293,202
(1)    Includes a $29.2 million loss recorded in the full year ended December 31, 2020 related to the patent infringement case brought by Wasica. We settled this litigation in the third quarter 2020, refer to our third quarter 2020 Form 10-Q for additional information.
(2)    The full year ended December 31, 2020 includes $24.5 million of charges recognized in 2020 related to the Q2 2020 Global Restructure Program. Refer to our third quarter 2020 Form 10-Q for additional information regarding this restructuring program.
Operating income and margin, income tax, net income, and EPS (for the three months ended September 30, 2020)

($ in thousands, except per share amounts)	For the three months ended September 30, 2020
	Operating Income	Operating Margin	Income Taxes	Net Income	Diluted EPS
Reported (GAAP)	$126,845	16.1%	$15,181	$76,729	$0.49
Non-GAAP adjustments:
Restructuring related and other(1)	(5,555)	(0.7%)	10,042	4,992	0.03
Financing and other transaction costs	1,842	0.2%	—	1,842	0.01
Step-up depreciation and amortization	31,467	4.0%	—	31,467	0.20
Deferred loss/(gain) on derivative instruments	212	0.0%	—	(5,926)	(0.04)
Amortization of debt issuance costs	—	—%	—	1,763	0.01
Deferred taxes and other tax related	—	—%	(7,272)	(7,272)	(0.05)
Total adjustments	27,966	3.5%	2,770	26,866	0.17
Adjusted (non-GAAP)	$154,811	19.6%	$12,411	$103,595	$0.66
(1)    Includes an $11.7 million gain recognized upon release of excess accrual following the September 2020 settlement of patent infringement litigation with Wasica. Refer to our third quarter 2020 Form 10-Q for additional information regarding this litigation.

Free cash flow

($ in thousands)	Three months ended December 31,		% Change	Full year ended December 31,		% Change
	2020	2019		2020	2019
Net cash provided by operating activities	$266,437	$186,035	43.2%	$559,775	$619,562	(9.6%)
Additions to property, plant and equipment and capitalized software	(26,780)	(38,053)	29.6%	(106,719)	(161,259)	33.8%
Free cash flow	$239,657	$147,982	62.0%	$453,056	$458,303	(1.1%)
Adjusted EBITDA

($ in thousands)	FY 20 (LTM)	Q4 20	Q3 20	Q2 20	Q1 20
Net income/(loss)	$164,286	$121,667	$76,729	$(42,541)	$8,431
Interest expense, net	171,757	47,417	44,129	40,808	39,403
Provision for/(benefit from) income taxes	1,355	(13,751)	15,181	1,441	(1,516)
Depreciation expense	125,680	31,464	28,928	30,609	34,679
Amortization of intangible assets	129,549	31,152	32,562	32,743	33,092
Earnings before interest, taxes, depreciation, and amortization (EBITDA)	592,627	217,949	197,529	63,060	114,089
Non-GAAP Adjustments
Restructuring related and other	93,117	12,902	(5,050)	42,708	42,557
Financing and other transaction costs	6,363	(832)	1,842	3,619	1,734
Deferred (gain)/loss on derivative instruments	(6,961)	(1,992)	(5,926)	(4,927)	5,884
Adjusted EBITDA	$685,146	$228,027	$188,395	$104,460	$164,264
Net debt and leverage

	As of
($ in thousands)	12/31/20	9/30/20	6/30/20	3/31/20	12/31/19
Current portion of long-term debt, finance lease and other financing obligations	$7,205	$7,049	$407,042	$7,095	$6,918
Finance lease and other financing obligations, less current portion	27,931	28,360	28,243	28,280	28,810
Long-term debt, net	3,963,747	3,963,076	3,220,833	3,220,359	3,219,885
Total debt, finance lease, and other financing obligations	3,998,883	3,998,485	3,656,118	3,255,734	3,255,613
Less: Discount	(9,605)	(10,143)	(10,681)	(11,220)	(11,758)
Less: Deferred financing costs	(28,114)	(29,404)	(22,266)	(23,359)	(24,452)
Total Gross indebtedness	4,036,602	4,038,032	3,689,065	3,290,313	3,291,823
Less: Cash and cash equivalents	1,861,980	1,610,191	1,242,949	802,971	774,119
Net Debt	$2,174,622	$2,427,841	$2,446,116	$2,487,342	$2,517,704

Adjusted EBITDA (LTM)	685,146	682,216	719,192	845,933	900,137
Net leverage ratio	3.2	3.6	3.4	2.9	2.8

Guidance

	For the three months ending March 31, 2021
($ in millions, except per share amounts)	Operating Income		Net Income		EPS
	Low	High	Low	High	Low	High
GAAP	$131.3	$145.8	$68.7	$82.2	$0.43	$0.52
Restructuring related and other	5.5	6.0	5.3	5.8	0.03	0.04
Financing and other transaction costs(a)	0.2	0.2	0.2	0.2	—	—
Step-up depreciation and amortization(a)	29.0	30.0	29.0	30.0	0.18	0.19
Deferred (gain)/loss on derivative instruments(b)	—	—	—	—	—	—
Amortization of debt issuance costs	—	—	1.8	1.8	0.01	0.01
Deferred taxes and other tax related	—	—	1.0	2.0	0.01	0.01
Non-GAAP	$166.0	$182.0	$106.0	$122.0	$0.67	$0.77
Weighted-average diluted shares outstanding (in millions)					158.9	158.9

	For the full year ending December 31, 2021
($ in millions, except per share amounts)	Operating Income		Net Income		EPS
	Low	High	Low	High	Low	High
GAAP	$566.0	$620.0	$349.0	$395.0	$2.19	$2.48
Restructuring related and other	16.0	18.0	15.0	17.0	0.09	0.11
Financing and other transaction costs(a)	1.0	1.0	1.0	1.0	0.01	0.01
Step-up depreciation and amortization(a)	112.0	116.0	112.0	116.0	0.70	0.73
Deferred (gain)/loss on derivative instruments(b)	—	—	—	—	—	—
Amortization of debt issuance costs	—	—	7.0	7.0	0.04	0.04
Deferred taxes and other tax related	—	—	4.0	8.0	0.03	0.05
Non-GAAP	$695.0	$755.0	$488.0	$544.0	$3.06	$3.42
Weighted-average diluted shares outstanding (in millions)					159.2	159.2
(a)    Amounts do not contemplate the effects of future acquisition or financing transactions that occur beyond our most recent fiscal year end.
(b)    We are unable to predict movements in commodity prices and, therefore, the impact of market-to-market adjustments on our commodity forward contracts to our projected 2021 operating results. In prior periods such adjustments have been significant in relation to our reported GAAP results.

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Investors:		Media:
Jacob Sayer		Alexia Taxiarchos
(508) 236-1666		(508) 236-1761
jsayer@sensata.com		ataxiarchos@sensata.com